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INDUSTRIAL FUNDING CORP.
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Exhibit 11.1

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                                                                     For The Three Months Ended     For The Six Months Ended
                                                                         May 31,        May 31,        May 31,        May 31,
                                                                     --------------------------    --------------------------
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)                                1994           1993           1994           1993
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                                                                     LIQUIDATION  GOING CONCERN    LIQUIDATION  GOING CONCERN
                                                                           BASIS          BASIS          BASIS          BASIS



Net income                                                               ($4,842)        $2,311        ($5,423)        $2,899
Cumulative preferred stock dividend                                         (478)          (478)          (955)          (955)
                                                                     --------------------------------------------------------

Earnings on common stock                                                 ($5,320)        $1,833        ($6,378)        $1,944

Average number of common shares outstanding                                7,500          7,500          7,500          7,500
                                                                     --------------------------------------------------------

Earnings per common share                                                 ($0.71)         $0.24         ($0.85)         $0.26
                                                                     --------------------------------------------------------
                                                                     --------------------------------------------------------

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